Exhibit 10.5

VOTING AGREEMENT

December 29, 2006

To

The Original Term B Lenders

and

The Purchasers, referred to below

c/o Silver Point Finance, L.L.C.,

2 Greenwich Plaza

Greenwich, CT 06830

Attention: Claudio Chappell

Re:	Third Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of December 29, 2006 among Dominion Homes, Inc. (the “Company”), the lenders party thereto, The Huntington National Bank and Silver Point Finance, LLC and the Warrant Purchase Agreement (the “Warrant Purchase Agreement”) dated as of December 29, 2006 among the Company and the purchasers named therein (the “Purchasers”).

Ladies and Gentlemen:

This letter agreement is being entered into among and between BRC Properties, Inc. (the “Key Shareholder”), the Company, the Original Term B Lenders (as defined in the Credit Agreement) and the Purchasers and delivered in connection with the Credit Agreement and the Warrant Purchase Agreement and is intended to supplement the Credit Agreement and the Warrant Purchase Agreement with respect to the subject matter contained herein (but not otherwise). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Warrant Purchase Agreement or the Credit Agreement, as applicable.

The parties hereby agree to the following:

1. The Key Shareholder agrees that during all times when the Original Term B Lenders or the Purchasers, as the case may be, are entitled to designate directors for election to the Board, to vote, or cause to be voted, all shares (whether now owned or after acquired) of voting securities (“Shares”) in the Company beneficially owned by such Key Shareholder or over which such Key Shareholder has voting control, from time to time and at all times, in whatever manner necessary to ensure that at each annual or special meeting of stockholders at which an election or removal of directors is considered, or pursuant to any written consent, (i) Designated Board Members, that are reasonably acceptable to a majority of the beneficial owners of the Key Shareholder, are elected to the Board and (ii) no Designated Board Member is removed from office, without cause, unless such removal is directed or approved by the written consent of a majority of the Original Term B Lenders or the Purchasers holding a majority of the Warrants, as applicable.

2. The Company agrees that when required, it shall call a special meeting of the shareholders of the Company for the purpose of electing directors designated by the Original Term B Lenders or the Purchasers, as applicable.

3. Each party hereto acknowledges and agrees that the Original Term B Lenders and the Purchasers, as applicable, will be irreparably damaged in the event any of the provisions of this letter agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Original Term B Lenders and the Purchasers shall be entitled to an injunction to prevent breaches of this letter agreement and to specific enforcement of this letter agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the parties may be entitled at law or in equity. Each of the parties to this letter agreement hereby consents to personal jurisdiction in any such action brought in the United States District Court for the Southern District of New York or in any court of the State of New York having subject matter jurisdiction.

4. This letter agreement may be amended or modified and the observance of any term hereof may be waived only by a written instrument executed by (i) the Key Shareholder, (ii) a majority of the Original Term B Lenders so long as hold at least 51% of the Term B Notes, (iii) the Purchasers holding a majority of the Warrants so long as they hold at least 500,000 Warrants or Warrant Shares and (iv) the Company. Any amendment, termination of waiver effected hereby will be binding to all parties hereto, even if they do not consent in writing.

5. This letter agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the Original Term B Lenders and the Purchasers.

6. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This letter agreement may not be assigned by the Purchasers (other than to their affiliates) without the prior written consent of the Key Shareholder.

7. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio, without regard to its conflicts of law principles.

*            *            *            *

If the foregoing reflects your understanding of the agreement that we have reached, please confirm that fact by signing a copy of this letter in the place indicated below and returning it to us.

Very truly yours,

BRC PROPERTIES INC.

By:	/s/ Terry E. George
Name:
Title:

DOMINION HOMES, INC.

By:	/s/ William G. Cornely
Name:	William G. Cornely
Title:	Chief Financial Officer
Senior Vice President of Finance

Agreed and confirmed:

ORIGINAL TERM B LENDER: SILVER OAK CAPITAL, L.L.C.

By:	/s/ Jed A. Hart
	Name:	Jed A. Hart
	Title:	Authorized Signatory

ORIGINAL TERM B LENDER: SPCP GROUP, L.L.C.

By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

PURCHASER: SPCP GROUP, L.L.C.,

By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

PURCHASER: SILVER OAK CAPITAL, L.L.C.,

By:	/s/ Jed A. Hart
	Name:	Jed A. Hart
	Title:	Authorized Signatory